POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ALAN J. LACY, JEFFREY N. BOYER, ANASTASIA D. KELLY and LARRY R. RAYMOND with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys and agents, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and Sears 401(k) Profit Sharing Plan (the "Plan") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of common shares of the Company acquired or to be acquired by the Plan for its participants and participations in the Plan to be offered to employees upon becoming eligible for participation, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to (i) one or more registration statements, or any amendments or post-effective amendments thereto, to be filed in respect of the common shares of the Company and participations in the Plan; (ii) the prospectuses or any amendments, supplements or revisions thereof which are part of any such registration statements; (iii) any amendment or post-effective amendment to any registration statement heretofore filed under the Securities Act with respect to any common shares of the Company and participations in the Plan; and (iv) any prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (as the same may have been amended) heretofore filed under the Securities Act with respect to common shares of the Company and Plan participations; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 14th day of February, 2001.
Name	Title
________________________________ Alan J. Lacy	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)
________________________________ Jeffrey N. Boyer	Chief Financial Officer (Principal Financial Officer)
________________________________ Hall Adams, Jr.	Director
________________________________ Brenda C. Barnes	Director
________________________________ Warren L. Batts	Director
________________________________ James R. Cantalupo	Director
________________________________ W. James Farrell	Director
_______________________________ Michael A. Miles	Director
_______________________________ Hugh B. Price	Director
_______________________________ Dorothy A. Terrell	Director